UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  10/06/2005

STAKTEK HOLDINGS, INC
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  333-110806

DE	56-2354935
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

8900 Shoal Creek Boulevard, Suite 125, Austin, TX 78757
(Address of Principal Executive Offices, Including Zip Code)

512-454-9531
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01.    Entry into a Material Definitive Agreement

In compliance with a Securities and Exchange Commission Frequently Asked Questions Bulletin on Form 8-K issued November 23, 2004, the Company is disclosing the following item, which the Securities and Exchange Commission may deem to be a material definitive agreement.

The Compensation Committee of the Board of Directors of the Company (the "Committee") approved an amendment to the Company's Bonus Incentive Plan for 2005 (the "Bonus Plan"), which applies to all U.S.-based employees of the Company.

Under the terms of the Bonus Plan, the Company creates a bonus pool when quarterly earnings before interest, taxes, depreciation and amortization ("EBITDA") is positive. The amount allocated to the bonus pool is five percent of EBITDA as calculated for the quarter.

Under the amended terms of the Bonus Plan, the amount allocated to the bonus pool also includes 35% of a pool established based on levels of profitability of the Company. This amendment, which is limited to the third and fourth quarters of 2005, was adopted to provide additional incentives in light of significant management and organizational changes recently made at the Company.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

STAKTEK HOLDINGS, INC

Date: October 06, 2005.	By:	/s/ Stephanie Lucie
Stephanie Lucie
Vice President and General Counsel